CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-46613, 333-92395, 333-49890, 333-73208, 333-98285, 333-113614, 333-115342, 333-150258, 333-173066, 333-190524, 333-217070, 333-219870, and 333-225472 on Form S-8, and Registration Statement No. 333-228549 on Form S-3, of our report relating to the consolidated financial statements of Kopin Corporation and subsidiaries (the “Company”) dated March 13, 2019 (November 7, 2019, as to the effects of the errors discussed in Note 18 to the consolidated financial statements), which report expresses an unqualified opinion and includes explanatory paragraphs relating to going concern and the Company’s adoption of a new accounting standard, and our report relating to the effectiveness of the Company’s internal control over financial reporting dated March 13, 2019 (November 7, 2019, as to the effects of the material weakness described in Management’s Annual Report on Internal Control over Financial Reporting (as revised)), which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness, appearing in the Annual Report on Form 10-K/A of Kopin Corporation for the year ended December 29, 2018.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 7, 2019